Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


The Company incorporates herein by reference Articles Supplementary of Registrant for Class BBB, CCCC, and DDDD shares of the Free Market U.S. Equity Fund, Free Market International Fund and Free Market Fixed Income Fund, respectively, filed as exhibit (a)(50) to the Registrant's Post-Effective Amendment No. 112 filed electronically with the SEC on June 1, 2007. (Accession No. 0001193125-07-127937).

The Company incorporates herein by reference Articles
Supplementary of Registrant for Class EEEE shares of the Robeco WPG Large Cap Growth Fund Investor Class filed as exhibit (a)(51) to the Registrant's Post-Effective
Amendment No. 113 filed electronically with the SEC on July
13, 2007. (Accession No. 0001193125-07-154856).

The Company incorporates herein by reference Articles Supplementary of Registrant for Class FFFF, GGGG, HHHH,
IIII, JJJJ, KKKK, LLLL, and MMMM shares of the SAM
Sustainable Water Fund: Investor Class, Institutional
Class, Class A and Class C, SAM  Sustainable Climate Fund:
Investor Class, Institutional Class, Class A and Class C; respectively, filed as exhibit (a)(51) to the Registrant's Post-Effective Amendment No. 114 filed electronically with the SEC on July 17, 2007. (Accession No. 0001193125-07-154856).